UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2017

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report in order to disclose the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures for each business day from March 1, 2017 through March 31, 2017, for each of our classes of common stock.
Recent Pricing Information (unaudited)
Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from March 1, 2017 through March 31, 2017, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share
	Class E	Class A	Class W	Class I
March 1, 2017	$7.55	$7.55	$7.55	$7.55
March 2, 2017	$7.55	$7.55	$7.55	$7.55
March 3, 2017	$7.55	$7.55	$7.55	$7.55
March 6, 2017	$7.54	$7.54	$7.54	$7.54
March 7, 2017	$7.54	$7.54	$7.54	$7.54
March 8, 2017	$7.55	$7.55	$7.55	$7.55
March 9, 2017	$7.55	$7.55	$7.55	$7.55
March 10, 2017	$7.55	$7.55	$7.55	$7.55
March 13, 2017	$7.55	$7.55	$7.55	$7.55
March 14, 2017	$7.55	$7.55	$7.55	$7.55
March 15, 2017	$7.56	$7.56	$7.56	$7.56
March 16, 2017	$7.56	$7.56	$7.56	$7.56
March 17, 2017	$7.56	$7.56	$7.56	$7.56
March 20, 2017	$7.56	$7.56	$7.56	$7.56
March 21, 2017	$7.56	$7.56	$7.56	$7.56
March 22, 2017	$7.55	$7.55	$7.55	$7.55
March 23, 2017	$7.55	$7.55	$7.55	$7.55
March 24, 2017	$7.55	$7.55	$7.55	$7.55
March 27, 2017	$7.55	$7.55	$7.55	$7.55
March 28, 2017	$7.55	$7.55	$7.55	$7.55
March 29, 2017	$7.55	$7.55	$7.55	$7.55
March 30, 2017	$7.52	$7.52	$7.52	$7.52
March 31, 2017	$7.52	$7.52	$7.52	$7.52
On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
April 3, 2017
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer